As filed with the U.S. Securities and Exchange Commission on March 12, 2021.

Registration No. 333-253221

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alpha Partners Technology Merger Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	98-1581691
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	One Penn Plaza 36th Floor New York, NY 10119 Tel: +1 212 906 4480
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Matt Krna One Penn Plaza 36th Floor New York, NY 10119 Tel: +1 212 906 4480
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Derek J. Dostal Leonard Kreynin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000	Frank Lopez, Esq. Jonathan Ko, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of a redeemable Warrant to acquire one Class A ordinary share(2)	28,750,000 units	$ 10.00	$ 287,500,000	$ 31,366.25
Class A ordinary shares included as part of the Units(3)	28,750,000 shares	—	—	—(4)
Redeemable warrants to acquire one Class A ordinary share included as part of the Units(3)	9,583,333 warrants	—	—	—(4)
Class A ordinary shares underlying redeemable warrants(3)	9,583,333 shares	$ 11.50	$ 110,208,330	12,023.73
Total			$ 397,708,330	$ 43,389.98
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Includes 3,750,000 Units, consisting of 3,750,000 Class A ordinary shares and 1,250,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Alpha Partners Technology Merger Corp. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-253221) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association. **
3.2	Form of Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Davis Polk & Wardwell LLP.
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.
10.3	Form of Private Placement Warrant Agreement between the Registrant and the Sponsor.
10.4	Form of Indemnity Agreement.
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.6	Promissory Note, dated as of February 5, 2021, issued to an affiliate of the Registrant. **
10.7	Securities Subscription Agreement, dated February 5, 2021, between the Registrant and an affiliate of the Sponsor. **
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and officer of the Registrant.
23.1	Consent of Marcum LLP. **
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.3	Consent of Maples and Calder (included in Exhibit 5.2).
24.1	Power of Attorney (included on the signature page to the initial filing of this Registration Statement). **
99.1	Consent of Scott Grimes**
99.2	Consent of John Rice**
99.3	Consent of Marcie Vu**
99.4	Consent of Tracy R. Wolstencroft**

** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 12th day of March 2021.

Alpha Partners Technology Merger Corp.

By:	/s/ Matthew R. Krna
Name: Matthew R. Krna
Title: CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Matthew R. Krna	Matthew R. Krna Chief Executive Officer and Director	March 12, 2021

*	Sean O’Brien Chief Financial Officer	March 12, 2021

*	Michael D. Ryan Board Chair and Director	March 12, 2021

*	Steve Brotman Director	March 12, 2021

*By:	/s/ Matthew R. Krna
Name: Matthew R. Krna
Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Alpha Partners Technology Merger Corp., in the City of New York, New York on the 12th day of March 2021.

By:	/s/ Matthew R. Krna
Name: Matthew R. Krna
Title: CEO